Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-74452 on Form
N-1A of our reports dated February 22, 2006, relating to the financial statements and financial highlights of FAM Variable Series Funds, Inc., including Mercury American Balanced V.I. Fund, Mercury Basic Value V.I. Fund, Mercury Core Bond V.I. Fund, Mercury Domestic Money Market V.I. Fund, Mercury Fundamental Growth V.I. Fund, Mercury Global Allocation V.I. Fund, Mercury Global Growth V.I. Fund, Mercury Government Bond V.I. Fund, Mercury High Current Income V.I. Fund, Mercury Index 500 V.I. Fund, Mercury International Value V.I. Fund, Mercury Large Cap Core V.I Fund, Mercury Large Cap Growth V.I. Fund, Mercury Large Cap Value V.I. Fund, Mercury Utilities and Telecommunications V.I. Fund and Mercury Value Opportunities V.I. Fund appearing in the Annual Report on Form N-CSR of FAM Variable Series Funds, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are also parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 20, 2006